UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 31, 2018

PACIFIC VENTURES GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-54584	75-2100622
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

117 West 9th Street, Suite 316
Los Angeles, CA 90015
(Address of principal executive offices) (Zip Code)

(310) 392-5606
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 1.01       Entry into a Material Definitive Agreement.

On January 31, 2018, Pacific Ventures Group, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Agreement") with Royalty Foods, LLC, a Nevada limited liability corporation and wholly owned subsidiary of the Company ("Royalty Foods"), and San Diego Farmers Outlet, Inc., a California corporation ("San Diego Farmers Outlet"). Pursuant to the Agreement, at the closing of the transactions contemplated therein (the "Closing"), Royalty Foods will acquire substantially all of the operating assets and assume certain liabilities of San Diego Farmers Outlet (the "Asset Purchase").

San Diego Farmers Outlet is a wholesale and retail seller of fresh produce, groceries, meals, food and other food-related goods. San Diego Farmers Outlet was founded in 2002 and is located in San Diego, California.

The Closing is subject to various closing conditions, including, among others, San Diego Farmers Outlet's material performance or compliance with obligations and covenants required by the Agreement, San Diego Farmers Outlet's delivery to the Company and the Company's satisfaction upon review of certain due diligence items, the Company successfully securing financing to complete the Asset Purchase (the "Financing"), and San Diego Farmers Outlet's execution of Ancillary Agreements (as defined below). At Closing, upon satisfaction of each of the closing conditions set forth in the Agreement, Royalty Foods shall acquire those properties, rights, contracts, claims and assets of San Diego Farmers Outlet (defined in the Agreement as the "Transferred Assets"), and assume certain liabilities of San Diego Farmers Outlet (defined in the Agreement as the "Assumed Liabilities"). The total consideration to be paid by the Company to San Diego Farmers Outlet in connection with the Asset Purchase will be $1,050,000 in cash, subject to inventory, accounts payable, accounts receivable and other true-up adjustments as set forth in the Agreement.

The parties to the Agreement made certain representations, warranties, covenants and agreements that are customary for transactions of this nature (including non-compete, non solicitation of employees and no solicitation of an alternative transaction covenants), agreed to certain indemnification terms as set forth in the Agreement, and agreed to enter into certain agreements in connection with the Asset Purchase (the "Ancillary Agreements").

There can be no assurance that the Financing and the Asset Purchase will be consummated or as to the date by which the Asset Purchase may be consummated, if at all.

The foregoing description is a summary only, does not purport to set forth the complete terms of the Agreement and is qualified in its entirety by reference to the Agreement filed as Exhibit 2.1 to this Current Report on Form 8-K and hereby incorporated by reference.

Item 9.01       Financial Statements and Exhibits.

Exhibit Number	Description

2.1*†	Asset Purchase Agreement, dated as of January 31, 2018, by and among Pacific Ventures Group, Inc., Royalty Foods, LLC and San Diego Farmers Outlet, Inc.

* Filed herewith
† Schedules have been omitted pursuant to Item 601(b)(ii) of Regulation S-K. A copy of any omitted schedule will be furnished supplementally to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC VENTURES GROUP, INC.

By: /s/ Shannon Masjedi
Name: Shannon Masjedi
Dated: February 5, 2018	Title: President, Chief Executive Officer and Interim Chief Financial Officer